Exhibit 99.1

December 13, 2011
NEUROSURGERY
QUALITY. PERFORMANCE.
INNOVATION.
OPHTHALMOLOGY
      Annual Shareholders’ Meeting

Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among other, statements concerning management’s expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-
looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under “Risk Factors”
included in Synergetics USA, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2011 and information contained in subsequent filings with the
Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.
Safe Harbor Statement

Program
 • Business Meeting
 • Financial Summary
 • Strategy Update
 • New Products / Market Opportunity
 • Operations Update
 • Financial Update
 • Closing Statements
 • Q&A

Business Meeting

Shareholders’ Business Meeting
 • Declaration of a Quorum
 • Election of Director
 • Ratification of Independent Public Accountant
 • Report of Inspectors of Election

Financial Summary

Annual Comparisons
	FYE 2009	FYE 2010	FYE 2011
Sales:
Ophthalmology	$29,981	$31,689	$34,547
OEM	8,538	12,082	19,455
Other	14,446	8,304	1843
TOTAL	$52,965	$52,075	$55,845
Gross Margin	55.5%	57.4%	58.6%
Operating Profit % from Continuing Operations	5.9%	11.6%	14.8%
% of Net Income from Continuing Operations	3.0%	11.0%	10.1%
Cash	$160	$18,669	$18,399
Debt	$13,219	$4,045	$1,053
Cash Flow from Operations(1)	$492	$27,309	$4,787
(1) Cash Flow from operations includes $19.0 million in deferred revenue from Alcon, related to the Alcon settlement and $2.1 million in one-time events. Excluding these items, cash flow would have been $6.2 million

Strategy Update

Strategy
 • Drive operational efficiencies to improve the platform’s
 profitability
 • Neurosurgery - Generate Cash
 • Ophthalmology: Strategic Growth
 • Sales Force Productivity

New Products / Market
Opportunity

2011 Global Surgical Retinal Device Market

Market Size = $935 Million

Hemostasis, $24M
Cryosurgery, $36M
Retinal Laser Probes, $39M
Light Pipes, $20M
Light Sources, $7M
Tamponades, $59M
Other, $2M
Instruments, $111M
Vitrectomy Packs, $277M
Vitrectomy Machines, $148M
Retinal Lasers, $212M

2011 Global Surgical Retinal Device Market

Market Size = $935 Million

Hemostasis, $24M
Retinal Laser Probes, $39M
Tamponades, $59M
Light Pipes, $20M
Cryosurgery, $36M
Light Sources, $7M
Other, $2M
Instruments, $111M
Vitrectomy Packs, $277M
Vitrectomy Machines, $148M
Retinal Lasers, $212M

2011 Global Surgical Retinal Device Market

Market Size = $935 Million

Hemostasis, $24M
Cryosurgery, $36M
Retinal Laser Probes, $39M
Light Pipes, $20M
Light Sources, $7M
Tamponades, $59M
Other, $2M
Instruments, $111M
Vitrectomy Packs, $277M
Vitrectomy Machines, $148M
Retinal Lasers, $212M

Synergetics products compete in 67% of the Market

VersaPACK Video

CMC V

CUT
COAG
CUT
50 Malis
COAG
35 Malis
Codman
MALIS
CMC
V

•Touch Screen Technology
•Enhanced Bipolar Outputs
•DUAL WAVE™ Technology
•Ability to have 2 hand pieces
•Finger-operated hand pieces
•User interface screen
•Multiple surgeon preferred
settings
FEATURES
Advantages of the CMC-V
over the CMC-III

VersaPACK™

Freedom To Choose

A POSTERIOR
VITRECTOMY PACK
WITH OPTIONS
ACCURUS

• VersaPACK is a posterior vitrectomy pack
 that is fully compatible with the Alcon
 Accurus Surgical System
• VersaPACK provides flexibility to choose
 the pack configuration that works best for
 the surgeon
•  VersaPACK
 • Provides cost savings
 • Provides surgeon choices
 • Allows surgeon to remain in current
 platform

Ultimate Vit Enhancer

FOR USE WITH YOUR
ACCURUS
SURGICAL SYSTEM

•Manufactured by MidLabs
•Increases CPM to 8,000
•Highest Cut Rate Technology
•For use on the Alcon Accurus
•Compatible with VersaPACK

•2,500 Cuts Per Minute
•Dual LED Light Source
•Battery or Wall Powered
•Compressed Air, Nitrogen or C0₂ Compatible
•Intuitive user Operation
•Simple Setup
•Built-In Handle
•Quiet Operation
•No Start-Up Delay
•Built-In Handle
•Battery Powered
•Dual LED Light Source
•C02 Compatible

VersaVIT Video

Operations Update

Sales & Marketing
Customer Service
Planning and Purchasing
Manufacturing
Quality
Engineering
Research & Development
Shipping and Receiving
Finance

Manufacturing was the only area focus
on Lean Implementation.

Synergetics Initial Lean Implementation
within a Traditional Business Structure
Value
CUSTOMERS

Future Synergetics Lean Enterprise Business Structure

QA/RA
Finance
I.T.
Illumination Value Stream
Laser Value Stream
Instruments Value Stream
Specialty Value Stream
Service & Repair V.S.
Sales & Marketing
Customer Service

Value Creation
CUSTOMERS
Machining Value Stream
Distribution Value Stream
HR
R&D / NPD
Value Creation
Support Functions
Customer Facing
Functions
Facilities

Resulting Effect
Quality
People Development
Delivery
Cost
Financial Impact
Competitive Impact
Designs to meet customer needs, First pass
yield, Conformance to clearly communicated
expectations & Customer satisfaction
Participation in Continuous Improvement &
Employee Safety
Flexible Responsiveness (Raw Material 2-bin
System & Finished Goods KvLoop System)
Standard Cost Structure, Productivity of
Labor & Assets
Growth, Revenue, Cash Flow & Profit
Customer Satisfaction, Lead Time Reduction,
Flexibility & Linked and Synchronized
Processes

Financial Update

Financial Highlights - FYE
2011
 • Sales were up 7.2% for the fiscal year ended July 31, 2011 with disposables sales up 12.6% and capital sales down 19.0%.
 • Net income from Operations increases 55.0% and earnings
 per share from operations increases 53.3%.
 • Total interest bearing debt decreased $3.0 million from FYE
 2010 to approximately $1.1 million bringing our leverage
 down to 2.0%.
 • Post Alcon transaction (including payment of taxes), Company has $18.4 million of cash on its balance sheet and has
 significantly reduced its debt.

1Q 2012 Comparisons
	1Q 2012	1Q 2011%
Sales:
Ophthalmology	$8,762	$7,963	10.0%
OEM	4,544	3,594	26.4%
Other	199	500	(60.2%)
TOTAL	$13,505	$12,057	12.0%
Gross Margin	58.6%	58.3%	0.5%
Operating Profit % from Continuing Operations	11.2%	8.6%	30.2%
% of Net Income from Continuing Operations	8.5%	5.3%	60.4%
Cash	$13,743	$18,519	(25.8%)
Debt	898	$3,890	(76.9%)
Cash Flow from Operations(1)	($3,563)	$220	N/M
(1) Cash Flow from operations includes a $5.7 million income tax payment, primarily related to the Alcon deferred revenue recognition for tax purposes. Excluding this payment, cash flow from operations would have been $2.1 million.

Financial Highlights - 1Q 2012
 • Sales were up 12% for the first quarter ended October 31,
 2011 with disposables sales up 11.2% and capital sales down
 4.4%.
 • Net income from continuing operations increased 81.3% and earnings per share increased 66.7%.
 • Total interest bearing debt decreased $155,000 from FYE
 2011 to approximately $898,000 bringing our leverage down
 to 1.7%. This debt will be paid off by April 2012.
 • Post Alcon transaction (including payment of taxes of $5.8 million), Company has $13.7 million of cash on its balance
 sheet and has significantly reduced its debt.

Closing Statements

Investment Rationale
 • Improved stability of the platform
 • Reinvigorating sales growth
 • Unique, technically proficient worldwide distribution
 capability
 • Opportunity to create “Fast Follower” that will be viewed as an attractive entry vehicle to ophthalmology

Q&A

December 13, 2011
NEUROSURGERY
QUALITY. PERFORMANCE.
INNOVATION.
OPHTHALMOLOGY
Annual Shareholders’ Meeting
3845 Corporate Centre Drive
O’Fallon, MO 63368
(636) 939-5100
www.synergeticsusa.com